Exhibit 99.1

Viewbix Announces Uplist to Nasdaq

Tel Aviv, Israel, June 4, 2025 – Viewbix Inc. (OTC: VBIX) (“Viewbix” or the “Company”), a global developer of ad-tech innovative technologies, today announced that its shares of common stock were approved for listing on the Nasdaq Capital Market (“Nasdaq”). The Company expects that its shares of common stock will begin trading on the Nasdaq under the symbol “VBIX”, at the opening of trading on or about June 5, 2025, subject to continued compliance with the exchange rules.

The Company’s shares of common stock were previously quoted on the OTC Markets, Pink Tier and ceased to be quoted at the close of business on June 4, 2025. Stockholders of the Company do not need to take any action prior to the listing of the Company’s shares of common stock on the Nasdaq.

“Uplisting to the Nasdaq marks a significant milestone for Viewbix,” said Amihay Hadad, Chief Executive Officer of Viewbix. “We expect that the Nasdaq listing will provide Viewbix with greater exposure to one of the largest capital markets in the world and hope to enhance our visibility and accelerate our growth trajectory.”

This communication does not constitute an offer, or a solicitation of an offer, to buy or sell any securities, investment or other specific product, or a solicitation of any vote or approval, nor shall there be any sale of securities, investment or other specific product in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Viewbix Inc.

Viewbix, through its subsidiaries Gix Media Ltd. and Cortex Media Group Ltd., operates in the field of digital advertising. The Group has two main activities search and digital content. The search develops a variety of technological software solutions, which perform automation, optimization and monetization of internet campaigns, for the purposes of acquiring and routing internet user traffic to its customers. The digital content is engaged in the creation and editing of content, in different languages, for different target audiences, for the purposes of generating revenues from leading advertising platforms, including Google, Facebook, Yahoo and Apple, by utilizing such content to obtain internet user traffic for its advertisers. Viewbix’s technological tools allow advertisers and website owners to earn more from their advertising campaigns and generate additional profits from their websites.

For more information about Viewbix, visit https://view-bix.com/

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. For example, Viewbix is using forward-looking statements when it discusses the expected timing of the commencement of trading of its shares of common stock on the Nasdaq and that the listing will enhance the Company’s visibility and accelerate its growth trajectory. Because such statements deal with future events and are based on Viewbix’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements could differ materially from those described in or implied by the statements in this press release.

The forward-looking statements contained or implied in this press release are subject to other risks and uncertainties, including those discussed in any filings with the SEC. Except as otherwise required by law, Viewbix undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Viewbix is not responsible for the contents of third-party websites.

INVESTOR RELATIONS CONTACTS:

Michal Efraty

Investor Relations

+972-(0)52-3044404
michal@efraty.com